                                                                     Exhibit 4.9

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

          AGREEMENT, made as of the 8th day of May 1996, by and between AgriBioTech, Inc., a Nevada corporation having its principal executive offices at 2700 Sunset Road, Suite C-25, Las Vegas, NV 89120 (the "Grantor"), and Byron
D. Ford, with an address at 975 North 2nd Avenue, St. Charles, IL 60174 (the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Optionee has become a director of Grantor; and

          WHEREAS, Optionee has elected to receive this option as part of his annual retainer fee.

          NOW, THEREFORE, in consideration of the Optionee's service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants to the Optionee an option to purchase common stock of the Grantor, $.001 par value ("Common Stock"), on the following terms and conditions:

          1.   Option.
               ------

          The Grantor hereby grants to the Optionee a non-qualified stock option (not qualified as described in Section 422 of the Internal Revenue Code of 1986, as amended, the "Code") to purchase, prior to 5:00 p.m. Las Vegas time on May 7, 2006, as set forth in Paragraph 3 hereof, up to an aggregate of 20,000 fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

          2.   Purchase Price.
               --------------

          The purchase price shall be $4.06 per Share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection herewith.

          3.   Exercise of Option.
               ------------------

          (a) The options granted hereby shall vest as follows: 10,000 immediately and 10,000 on the first anniversary of the date hereof. In addition, in the event of any of the following material changes in control of the Grantor, this option shall immediately vest in full:

               (i) Approval by the Grantor's shareholders of (x) a merger or consolidation in which the Grantor is not the surviving corporation and/or which results in any reclassification or reorganization of the then outstanding Common Stock, (y) a sale of all or substantially all of the Grantor's assets or capital stock or (z) a plan of liquidation or dissolution of Grantor; or

               (ii) the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) affecting at least 25% of the Common Stock or any other sale of at least 25% of the Common Stock to a person or group of persons who are not officers, directors or 5% shareholders of the Grantor on the date hereof.

          (b) As to any vested options, the Optionee shall notify the Grantor in writing in person, by overnight courier or by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase under the option herein granted, which notice shall be accompanied by payment (by cash, certified check, promissory notes or shares of Common Stock then owned by Optionee valued at the closing sale price on the day preceding such tender) of the exercise price therefor as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

          4.   Option Not Conditioned On Continued Service.
               -------------------------------------------

          If the term of the Optionee as director shall be terminated for any reason, the option granted hereby may be exercised to the extent that the Optionee was entitled to exercise the option, or any part thereof, at the time of termination, and in any event may not be exercised after the original expiration date of the option.

          5.   Divisibility and Assignability of the Option.
               --------------------------------------------

          (a) The Optionee may exercise the option herein granted from time to time subject to the provisions of Paragraph 3 above with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one thousand (1,000) Shares at any one time, except for the remaining Shares covered by the option if less than one thousand (1,000).

          (b) This option shall be fully transferrable. In connection with the sale, assignment or other transfer of this option, in whole or in part, the assignee must deliver to the Grantor or its counsel such investment representations and other documents as are reasonably requested, and no transfer may take place in violation of any securities law or regulation.

          6.   Stock as Investment.
               -------------------

          By accepting this option, the Optionee and any assignee agrees that any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable under the option granted hereunder, the holder shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

          7.   Restriction on Issuance of Shares.
               ---------------------------------

          The Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option granted hereunder unless
(a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required;
(b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such Shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

          8.   Adjustments Upon Changes in Capitalization.
               -------------------------------------------

          (a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, combinations or exchanges of shares, liquidations or any of the following events in which the Company is not the surviving entity: recapitalizations, mergers or consolidations, then the number and class of Shares as to which the option may be exercised shall be correspondingly adjusted by the Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to shareholders of the Grantor of rights to subscribe for additional Common Stock or other securities.

          (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

          9.   Registration Rights
               -------------------

          (a) If, at any time during the exercise period hereof, the Grantor proposes to file a registration statement with respect to any class of securities (other than pursuant to a registration statement on Forms S-4 or S-8 or any successor form) under the Securities Act, the Grantor shall notify the Optionee at least twenty (20) days prior to the filing of such registration statement and will offer to include in such registration statement all or any portion of the Shares. At the written request of the Optionee, delivered to the Grantor within ten (10) days after receipt of the Grantor's notice, the Optionee shall state the number of Shares that it wishes to sell or distribute publicly
under the proposed registration statement.   The Grantor will use its best
efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable. In that regard, the Grantor makes no representations or warranties as to its ability to have the registration statement declared effective. In the event the Grantor is advised by the staff of the SEC, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed by the Grantor with respect to any securities other than the Shares, the Grantor, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Optionee's rights to any other registration statement herein.

               (i)  Primary Registrations.   If a registration statement is
filed with respect to an underwritten primary registration on behalf of the Grantor, and if the underwriter thereof advises the Grantor in writing that, in its opinion, the number of Shares requested to be included in such registration statement exceeds the number that can be sold in such offering without materially adversely affecting the distribution of securities by the underwriter, then the Grantor will include in such registration statement first, the securities that the Grantor proposes to sell and second, the Shares requested to be included in such registration statement, to the extent permitted by such underwriter. Any sales of Shares shall be apportioned pro rata among the Optionee and the holders of any other securities requesting registration pursuant to registration rights according to the amounts of Shares and such other securities requested to be registered.

          Notwithstanding the above, if any such underwriter shall advise the Grantor in writing that the distribution of the Shares requested to be included in the registration statement concurrently with the securities being registered by the Grantor would materially adversely affect the distribution of such securities by the Grantor, then the Optionee shall delay his offering and sale for such period ending on the earliest of (a) 180 days following the effective date of the Grantor's registration statement or (b) such date as the Grantor, managing underwriter and Optionee shall otherwise agree. In the event of such delay, the Grantor shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Optionee to make his proposed offering and sale for a period of ninety (90) days immediately following the end of such period of delay.

               (ii)  Priority on Secondary Registrations.  If a registration
                     -----------------------------------
statement is filed with respect to an underwritten secondary registration on behalf of holders of securities of the Grantor, and the underwriter thereof advises the

Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, then the Grantor will include in such registration statement such securities requested to be included in such registration statement, as permitted by the managing underwriter, any sales of which shall be apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

               (iii) Rule 144 Exception. Notwithstanding the foregoing, the Grantor shall not be required to file a registration statement to include the Shares pursuant to this Agreement if, in the opinion of counsel for the Grantor, all of the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act.

          (b) In the event of any registration of a security pursuant to this Agreement, the Grantor shall indemnify the Optionee and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished to the Grantor by the Optionee expressly for use therein. The Optionee shall also indemnify the Grantor, its officers and directors and each underwriter of the Shares so registered with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished by the Optionee to the Grantor expressly for use in such registration statement or prospectus.

          (c) All expenses of any registration referred to in this Agreement, except the fees and disbursements of counsel to the Optionee, underwriting commissions or discounts, filing fees and any transfer or other taxes applicable to the options and/or Shares, shall be borne by the Grantor.

          10.  No Rights in Option Stock.
               -------------------------

          Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

          11.  Effect Upon Employment.
               ----------------------

          This Agreement does not give the Optionee any right to employment by the Grantor.

          12.  Binding Effect.
               --------------

          Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

          13.  Miscellaneous.
               -------------

          This Agreement shall be construed under the laws of the State of Nevada applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              AGRIBIOTECH, INC.


                              By:___________________________
                                 Johnny R. Thomas, President
                                   and Chief Executive Officer


                              ACCEPTED AND AGREED TO:


                              ---------------------------
                                     Byron D. Ford